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                                                                      Exhibit 21


                       THE WASHINGTON WATER POWER COMPANY

                           SUBSIDIARIES OF REGISTRANT



         Subsidiary                                     State of Incorporation
         ----------                                     ----------------------
Pentzer Corporation                                     Washington

Washington Irrigation and Development Company           Washington

WP Finance Company                                      Washington

Avista Corp.                                            Washington

Avista Advantage (formerly WWP Energy Solutions)        Washington

Avista Energy (formerly WWP Resource Services)          Washington

WP Laboratories                                         Washington

WP International                                        Washington

WWP Fiber, Inc.                                         Washington

Altus Corporation                                       Nevada